Exhibit 99.1

Tintri Reports Preliminary First Quarter Fiscal 2019 Financial Results and Provides Liquidity and Business Update

MOUNTAIN VIEW, Calif., June 15, 2018 – Tintri, Inc. (NASDAQ: TNTR), a leading provider of enterprise cloud platforms, today reported its preliminary results for its first quarter fiscal 2019 which ended on April 30, 2018 and provided a liquidity and business update. These preliminary financial results are based on current information and are subject to revision upon finalization of the company’s accounting and financial reporting procedures and completion of the quarterly review.

Preliminary First Quarter Fiscal 2019 Financial Results; Liquidity of Business Update

•	The company is currently in breach of certain covenants under its credit facilities and likely does not have sufficient liquidity to continue its operations beyond June 30, 2018.

•	The company continues to evaluate its strategic options, including a sale of the company.

•	Q1 revenue is expected to be approximately $22 million and GAAP net loss per share is expected to be approximately ($1.14). These financial results are preliminary and the company’s independent registered public accounting firm has not completed its review of these preliminary financial results.

As of April 30, 2018, and May 31, 2018, Tintri held aggregate cash and cash equivalents of $30.9 million and $11.5 million, respectively. Based on the company’s current cash projections, and regardless of whether its lenders were to choose to accelerate the repayment of the company’s indebtedness under its credit facilities, the company likely does not have sufficient liquidity to continue its operations beyond June 30, 2018. The company continues to evaluate its strategic options, including a sale of the company. Even if the company is able to secure a strategic transaction, there is a significant possibility that the company may file for bankruptcy protection, which could result in a complete loss of shareholders’ investment.

As of April 30, 2018, the company had $15.4 million of principal indebtedness outstanding under its line of credit with Silicon Valley Bank, or SVB, and $50.0 million under its credit facility with TriplePoint Capital, or TriplePoint. The company does not currently have any borrowing capacity available under either credit facility. Since May 31, 2018, the company has not been in compliance with certain financial and other covenants under these credit facilities, and SVB or TriplePoint may declare an event of default at any time. If either lender were to declare an event of default, the debt outstanding under the relevant facility would become immediately due and payable. The company does not at present, and may not in the future, have sufficient liquidity to repay amounts outstanding under its debt facilities should they become immediately due and payable. The company also has $25.0 million in principal amount of subordinated indebtedness outstanding in addition to other liabilities.

The company’s financial condition exposes its business to a number of risks. Existing and potential customers and suppliers have expressed concerns regarding the company’s financial condition, which may negatively impact the company’s ability to sell and ship products and services. In addition, the company’s financial condition may adversely affect its ability to continue to attract and retain key personnel and other employees. Tintri expects its bookings and revenues to be significantly impacted in the second quarter by its liquidity constraints and overall financial condition.

The closing bid price of the company’s common stock on the Nasdaq Stock Market has been less than $1.00 per share since May 22, 2018. In accordance with Nasdaq rules, if the company’s closing bid price is less than $1.00 per share for 30 consecutive business days, then the company’s shares may eventually be delisted from and cease to trade on the Nasdaq Stock Market. Following such a delisting, Tintri’s common stock may trade only on the over-the-counter market, or not at all.

Quarterly Report on Form 10-Q for Q1 2019

On June 15, 2018, Tintri filed a Notice of Late Filing with regards to its Quarterly Report on Form 10-Q for its first quarter of fiscal 2019 with the Securities and Exchange Commission (SEC). The company’s evaluation of its strategic options has required a considerable amount of time from the company’s management and other personnel that would otherwise be dedicated to the preparation of this Quarterly Report. The company has also experienced recent losses of employees whose job functions related to the preparation of the Quarterly Report. As a result of these and related factors, the company requires additional time to complete the preparation and review of the Quarterly Report and the financial statements contained therein. The company anticipates filing this Quarterly Report with the SEC in June 2018, although after the due date prescribed by SEC rules.

First Quarter Fiscal 2019 Final Financial Results

The financial results for the fiscal quarter ended April 30, 2018 discussed herein are presented on a preliminary basis. Final financial results for this period will be included in the company’s Quarterly Report on Form 10-Q for the period ended April 30, 2018.

Second Quarter Financial Outlook and First Quarter Conference Call

Tintri is not providing guidance for its second quarter of fiscal 2019 and the company will not be holding a conference call for its first quarter fiscal 2019 financial results.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to the company’s expected revenue and net loss per share for its first quarter fiscal 2019; bookings and revenue for the second quarter of fiscal 2019; its future financial results and financial condition; the filing by the company of periodic reports with the SEC, including its Quarterly Report on Form 10-Q for the company’s first quarter of fiscal 2019, and the timing thereof; the time period during which the company can continue to operate the company’s business with its existing cash resources; and the future listing and trading price of the company’s common stock on the Nasdaq Stock Market. These forward-looking statements are not historical facts, and instead are based on the company’s current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond the company’s control that may cause these statements to be inaccurate and cause the company’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the company’s ability to execute on strategic transactions; whether the company’s lenders elect to declare an event of default under its credit facilities; the company’s ability to continue to satisfy the listing standards of the Nasdaq Stock Market; accounting adjustments made by the company as a result of the review by the company’s independent registered public accounting firm of the company’s financial information for its first quarter fiscal of 2019; the company’s ability to comply with and/or modify terms of the company’s outstanding debt; the company’s ability to attract and retain employees; the rapid evolution of the markets in which the company competes; factors that could result in the significant fluctuation of the company’s future quarterly operating results, including, among other things, the company’s revenue mix, the timing and magnitude of orders, shipments, and acceptance of the company’s solutions in any given quarter, the company’s ability to attract new and retain existing end-customers and suppliers, changes in the pricing of certain components of the company’s solutions, and fluctuations in demand and competitive pricing pressures for the company’s solutions; the company’s ability to reduce operating expenses in future periods; the introduction or acceleration of adoption of competing solutions; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s reports on file with the U.S. Securities and Exchange Commission (“SEC”), which are available on the company’s investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov, or that the company may file with the SEC following the date of this press release, including the company’s Annual Report on Form 10-K for the year ended January 31, 2018. All statements provided in this release speak only as of the date of this press release and, except as required by law, the company assumes no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public-cloud like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission-critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare and 20 percent of the Fortune 100, trust Tintri with enterprise cloud. For more information, visit www.tintri.com and follow us on Twitter: @Tintri. Tintri has used, and intends to continue to use, its Investor Relations website and the Twitter account of @Tintri as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

AT TINTRI:

Investor Relations Contact: David Jew, 650.772.3838, ir@tintri.com